Exhibit 99.1

McEWEN MINING 2014 OPERATING & FINANCIAL RESULTS

(All Amounts in US Dollars Unless Otherwise Stated)

TORONTO, ONTARIO - (March 9, 2015) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) reports its operating and financial results for Q4 and full-year 2014.

The Company had record production in the fourth quarter and full-year 2014, beating both production and cost guidance. The strong operational performance in the fourth quarter is projected to continue throughout 2015.

The table below provides Q4 and full-year production and cost per ounce results for 2014 and 2013 along with projections of such for 2015.

2014 Results & 2015 Guidance

	2015 Guidance	Full-Year 2014	Full-Year 2013	Q4 2014	Q4 2013
Silver-to-Gold Ratio	75:1	60:1	60:1	60:1	60:1
Corporate Total
Gold ounces produced	96,500	84,351	79,158	27,401	20,686
Silver ounces produced	3,120,000	3,195,733	3,135,468	973,457	857,011
Gold equivalent produced (oz)(1)	138,100	137,612	131,416	43,625	34,970
Gold equivalent total cash cost (US$/oz)(1)(2)	$725	$817	$823	$709	$799
Gold equivalent co-product all-in sustaining cash cost (US$/oz)(1)(2)(3)	$1,125	$1,198	$1,249	$1,063	$1,172
El Gallo 1 Mine
El Gallo 1 Mine Average gold grade mined (gpt)	2.60	1.40	1.31	2.20	1.27
Gold ounces produced	50,000	38,212	30,733	14,057	7,687
Silver ounces produced	20,000	25,912	20,635	13,462	3,786
Gold equivalent produced (oz)(1)	50,200	38,643	31,077	14,281	7,750
Gold equivalent total cash cost (US$/oz) (1)(2)	$550	$875	$750	$711	$766
Gold equivalent co-product all-in sustaining cash cost (US$/oz) (1)(2)(3)	$750	$1,194	$1,166	$931	$1,073
San José Mine - 49%*
Gold ounces produced	46,500	46,139	48,425	13,344	12,999
Silver ounces produced	3,100,000	3,169,821	3,114,833	959,995	853,225
Gold equivalent produced (oz)(1)	87,800	98,969	100,339	29,344	27,220
Gold equivalent total cash cost (US$/oz) (1)(2)	$825	$795	$848	$708	$809
Gold equivalent co-product all-in sustaining cash cost (US$/oz)(1)(2)(3)	$1,225	$1,086	$1,144	$1,024	$1,098

See notes below.

2015 Guidance

For 2015, we forecast production of 96,500 gold oz. and 3.12 million silver oz. At a silver-to-gold ratio of 75:1, this equates to 138,100 gold equivalent oz. at all-in sustaining costs (Including corporate general and administrative costs) of $1,125 per gold equivalent oz.

At El Gallo 1, we expect to produce 50,200 gold equivalent oz. at all-in sustaining costs of $750 per gold equivalent oz. This significant improvement compared to 2014 is due to a much higher grade of 2.6 gpt Au, reduced crusher throughput and lower mining, blasting and cyanide costs.

At San Jose, the Company’s 49% share of production is forecast to be 46,500 gold oz. and 3.1 million silver oz. At a silver-to-gold ratio of 75:1, this equates to 87,800 gold equivalent oz. at all-in sustaining costs of $1,225 per gold equivalent oz. This is similar to 2014 results calculated at a silver-to-gold ratio of 60:1.

Development Pipeline

We will deliver updated feasibility studies for both El Gallo 2 and Gold Bar in the third quarter of 2015.

The El Gallo 2 project is fully permitted and ready to build. The updated feasibility study will examine the potential for utilizing used equipment and a different processing technique that increases recoveries while reducing retention times, consumables and the number of tanks. We are targeting capital expenditures of $130 million, down from the $180 million in the 2012 feasibility study.

For Gold Bar, the 2011 prefeasibility study outlined an open pit, heap leach operation utilizing two-stage crushing for average annual production of approximately 51,000 ounces of gold over an 8-year mine life at an estimated initial capital expenditure of $56 million. The 2015 feasibility will examine the potential for utilizing used equipment and run-of-mine ore processing.

Financials

Liquidity

At March 6, 2015 the Company had $22 million in cash and precious metals and no bank debt. The cash on hand and projected to be generated in 2015 is sufficient to fund our exploration, operations and G&A expenses.

2014 Annual Results

We performed a strategic review of our property holdings taking into account the current metal prices, the carrying values, our future exploration and development plans and our treasury and decided to focus on our most prospective assets. As a result, we decided to significantly reduce the carrying value of our properties.

Although these impairments represent large accounting losses, they do not impact the cash flow of the Company.

We reported a consolidated net loss of $312 million, or $1.05 per share, in 2014 compared to $148 million, or $0.50 per share in 2013. The net loss for 2014 includes impairment charges of $228 million for Los Azules, $98 million for our Nevada properties, $27 million for our exploration properties in Santa Cruz, and $21 million on our investment in the San Jose mine.

The $228 million impairment charge on Los Azules ($120 million in Q2 2014 and $108 million in Q4 2014) is the result of a decline in the observed market value of comparable copper transactions. The impairments to the

Nevada and Argentina exploration properties both occurred in Q4 2014 and are due to declines in observed market transactions and a decision by the Company to rationalize our non-core property holdings. The impairment to our investment in the San José mine is due to decreases in long term silver price assumptions and the value of the exploration properties surrounding the mine.

The adjusted net loss for 2014 was $33 million, or $0.11 per share. This compares to a net loss of $31 million, or $0.10 per share, for 2013. Adjusted net loss removes the impact of impairment charges, foreign currency gains or losses, and non-recurring items.

For the unaudited Q4 2014 income statement click here.

For the financial statements and MD&A click here.

For detailed production and cost information on El Gallo 1 and San José click here.

For information on El Gallo 2, Los Azules and Gold Bar click here.

Q4 and full-year 2014 Conference Call Details

McEwen Mining will be hosting a conference call to discuss the Q4 and full-year 2014, results and project developments on Tuesday March 10, 2015 4pm EST

WEBCAST:

http://www.gowebcasting.com/lobby/6329

TELEPHONE:

Participant dial-in number(s): 647-788-4922 / 877-291-4570

Conference ID: 81336714

REPLAY:
Dial-in number(s): 416-621-4642 / 800-585-8367
Conference ID: 81336714

Endnotes for above table:

(1)   Gold equivalent calculated by converting silver into gold using a 60:1 exchange ratio for 2013 and 2014, and 75:1 for 2015.

(2)  Total cash costs, all-in sustaining costs, and unaudited net loss are financial performance measures with no standardized definition under generally accepted accounting principles in the United States of America (“Non-GAAP measure”). See “Cautionary Note Regarding Non-GAAP Measures” for additional information.

(3)   Including corporate general and administrative expenses.

*McEwen Mining holds a 49% attributable interest in the San José mine.

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by creating a profitable gold producer focused in the Americas. McEwen Mining’s principal assets consist of the gold/silver San José mine in Santa Cruz, Argentina (49% interest); the El Gallo complex in Sinaloa, Mexico; the Gold Bar project in Nevada, US;

the Los Azules copper project in San Juan, Argentina. McEwen Mining has 305 million shares fully diluted at March 9, 2015. Rob McEwen, Chairman, and Chief Owner, owns 25% of the shares of the Company.

TECHNICAL INFORMATION

This news release and the company and project information that is linked above has been reviewed and approved by William Faust, PE, McEwen Mining’s Chief Operating Officer, who is a Qualified Person as defined by National Instrument 43-101 (“NI 43-101).

El Gallo: for additional information about the El Gallo complex see the technical report titled “Resource Estimate for the El Gallo Complex, Sinaloa State, Mexico” dated August 30, 2013 with an effective date of June 30, 2013, prepared by John Read, C.P.G., and Luke Willis, P. Geo. Mr. Read and Mr. Willis are not considered independent of the Company as defined by NI 43-101 Gold Bar: For information about the Gold Bar project see the technical report titled “NI 43-101 Technical Report on Resources and Reserves Gold Bar Project, Eureka County, Nevada” dated February 24, 2012 with an effective date of November 28, 2011, prepared by J. Pennington, C.P.G., MSc., Frank Daviess, MAusIMM, Registered SME, Eric Olin, MBA, RM-SME, MSc, Herb Osborn, P.E, Joanna Poeck, MMSA, B. Eng., Kent Hartley P.E. Mining, SME, BSc, Mike Levy, P.E, P.G, MSc., Evan Nikirk, P. E., Mark Allan Willow, M.Sc, C.E.M. and Neal Rigby, CEng, MIMMM, PhD, all of whom are qualified persons and all of whom are independent of McEwen Mining, each as defined by NI 43-101. San José: for additional information about the San José mine see the technical report titled “Technical Report on San José Silver-Gold Mine, Santa Cruz, Argentina” dated August 15, 2014 with an effective date of December 31 2013, prepared by Eugene Puritch, P.Eng., David Burga, P.Geo., Alfred Hayden, P.Eng., James L. Pearson, P.Eng., and Fred H. Brown, P.Geo., James K. Duff, P.Geo.,  all of whom are qualified persons and all of whom except James K. Duff, are independent of McEwen Mining, each as defined by NI 43-101.

The foregoing news release and technical report are available under the Corporation’s profile on SEDAR (www.sedar.com).

There are significant risks and uncertainty associated with commencing production or changing production plans without a feasibility, pre-feasibility or scoping study. The expansion to El Gallo 1 has not and may not be explored, developed or analyzed in sufficient detail to complete an independent feasibility or pre-feasibility study. Further, although the subject of a 2012 feasibility study, the Company does not have a current feasibility study on the El Gallo 2 project. As such, each of the foregoing may ultimately be determined to lack one or more geological, engineering, legal, operating, economic, social, environmental, and other relevant factors reasonably required to serve as the basis for a final decision to complete the expansion or construction of all or part of these projects.

RELIABILITY OF INFORMATION REGARDING THE SAN JOSÉ MINE

Minera Santa Cruz S.A., the owner of the San José mine, is responsible for and has supplied to the Company all reported results from the San José mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

CAUTIONARY NOTE REGARDING NON-GAAP MEASURES

In this report, we have provided information prepared or calculated according to U.S. GAAP, as well as provided some non-U.S. GAAP (“non-GAAP”) performance measures.  Because the non-GAAP performance measures do not have any standardized meaning prescribed by U.S. GAAP, they may not be comparable to similar measures presented by other companies.

(1) Total Cash Costs and All-in Sustaining

Total cash costs consist of mining, processing, on-site general and administrative costs, community and permitting costs related to current explorations, royalty costs, refining and treatment charges (for both doré and concentrate products), sales costs, export taxes and operational stripping costs.  All-in sustaining cash costs consist of total cash costs (as described above), plus environmental rehabilitation costs, mine site exploration and development costs, and sustaining capital expenditures. In order to arrive at our consolidated all-in sustaining costs, we also include corporate general and administrative expenses. Depreciation is excluded from both total cash costs and all-in sustaining cash costs.  Total cash cost and all-in sustaining cash cost per ounce sold are calculated on a co-product basis by dividing the respective proportionate share of the total cash costs and all-in sustaining cash costs for the period attributable to each metal by the ounces of each respective metal sold. We use and report these measures to provide additional information regarding operational efficiencies both on a consolidated and an individual mine basis, and believe these measures provide investors and analysts with useful information about our underlying costs of operations. A reconciliation to the nearest U.S. GAAP measure is provided in McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(2) Adjusted net income (loss)

Adjusted net income (loss) excludes the following items from net income (loss): impairment charges, net of tax; foreign currency gains and losses, including the impact of the devaluation Argentine peso relative to the U.S. dollar; other non-recurring items, if applicable.  We use and report this measure because we believe it provides investors and analysts with a useful measure of the underlying operating performance of our core mining business. A reconciliation to the nearest U.S. GAAP measure is provided in McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

CAUTIONARY NOTE TO US INVESTORS REGARDING RESOURCE ESTIMATION

McEwen Mining prepares its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements, which are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the

“Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, the ability to meet objectives set out with respect to updated feasibility studies (including projected capital cost reductions and the availability of appropriate used equipment), mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation (including ongoing inquiries by regulatory agencies such as the SEC Division of Enforcement), the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or the accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Sheena Scotland	Mailing Address
Director, Investor Relations	150 King Street West
Tel: (647) 258-0395 ext 410	Suite 2800,P.O. Box 24
Toll Free: (866) 441-0690	Toronto, Ontario, Canada
Fax: (647) 258-0408	M5H 1J9
E-mail: info@mcewenmining.com
Facebook: facebook.com/mcewenrob
Twitter: twitter.com/mcewenmining